Exhibit 99.1
Investor Contact:                    Media Contact:
Garen Sarafian             Katie Savastano
ir@bauschhealth.com                    corporate.communications@bauschhealth.com
(877) 281-6642 (toll free)                (908) 569-3692

Bausch Health Provides Update on RED-C Phase 3 Clinical Trials
LAVAL, QC, January 23, 2026 – Bausch Health Companies Inc. (NYSE:BHC)(TSX:BHC), today announced the results of the global Phase 3 RED-C clinical program evaluating amorphous-rifaximin solid soluble dispersion (SSD) in adults with liver cirrhosis for the primary prevention of hepatic encephalopathy (HE). While safe and well-tolerated, both clinical trials did not meet the primary endpoint.

“We are disappointed in the results, as there is currently no approved treatment for these patients. We are currently reviewing the full dataset to determine potential new development opportunities,” said Thomas J. Appio, Chief Executive Officer, Bausch Health. “We want to thank the patients, families, investigators, and research teams whose participation made this important clinical research possible.”

Bausch Health remains committed to bringing new treatments to patients across hepatology and other therapeutic areas.

About the RED-C Program
The RED-C program consists of two global, randomized, double-blind, placebo-controlled Phase 3 trials involving more than 1,000 patients across 398 sites in 17 countries. The clinical trials evaluated rifaximin SSD for the delay of the first episode of hepatic encephalopathy (HE) in adults with liver cirrhosis who had no prior HE episodes.

About Cirrhosis
Cirrhosis is a major cause of end-stage liver disease in the US. Based on October 25, 2024, data from the Centers for Disease Control and Prevention, chronic liver disease and cirrhosis rank ninth as a cause of death. In a patient with cirrhosis, progression is characterized by the development of hepatic encephalopathy (HE), jaundice, clinically significant ascites, or variceal hemorrhage.

About Bausch Health
Bausch Health Companies Inc. (NYSE:BHC)(TSX:BHC), is a global, diversified pharmaceutical company enriching lives through our relentless drive to deliver better health care outcomes. We develop, manufacture and market a range of products primarily in gastroenterology, hepatology, neuroscience, dermatology, dentistry, aesthetics, international pharmaceuticals and eye health, through our controlling interest in Bausch + Lomb Corporation. Our ambition is to be a globally integrated healthcare company, trusted and valued by patients, HCPs, employees and investors. For more information about Bausch Health, visit www.bauschhealth.com and connect with us on LinkedIn.

Forward-looking Statements
This news release may contain forward-looking statements within the meaning of applicable securities laws, including the Safe Harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of the words “will,” “anticipates,”

“hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “subject to” and variations or similar expressions. These statements are neither historical facts nor assurances of future performance, are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results are subject to other risks and uncertainties that relate more broadly to Bausch Health's overall business, including those more fully described in Bausch Health's most recent annual and quarterly reports and detailed from time to time in Bausch Health's other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any of these forward-looking statements to reflect events, information or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

BHC-PRODUCTS

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